UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 21, 2017
Date of Report (Date of earliest event reported)
 _________________________________
AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)
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Delaware	1-16671	23-3079390
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1300 Morris Drive
Chesterbrook, PA 19087
(Address of principal executive offices, including Zip Code)

(610) 727-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.

Proceedings with the U.S Attorney's Office for the Eastern District of New York

Since fiscal 2012, AmerisourceBergen Corporation (the "Company") and its subsidiary AmerisourceBergen Specialty Group ("ABSG") have been responding to subpoenas from the U.S. Attorney's Office for the Eastern District of New York ("USAO-EDNY") requesting production of documents and information relating to the pre-filled syringe program of ABSG’s subsidiary Medical Initiatives, Inc., ABSG's oncology distribution center, its group purchasing organization for oncologists, and intercompany transfers of certain oncology products. Medical Initiatives, Inc. voluntarily ceased operations in early 2014. The Company has produced documents and witnesses, and has engaged in ongoing dialogue with the USAO-EDNY, since 2012.
On September 27, 2017, pursuant to the terms of a plea agreement, ABSG entered a guilty plea to a one-count strict-liability misdemeanor violation of the Federal Food, Drug and Cosmetic Act in the United States District Court for the Eastern District of New York. Under the terms of the agreement, which were approved by the Court, ABSG paid a total criminal fine and forfeiture of $260.0 million in fiscal 2017. The guilty plea resolves the federal criminal investigation related to the failure of Medical Initiatives, Inc. to duly register with the United States Food and Drug Administration. The Company also entered into a Compliance Agreement with the United States Department of Justice for a period of three years. During the year ended September 30, 2017, the Company recognized the $260.0 million settlement in Employee Severance, Litigation, and Other on the Company's Consolidated Statements of Operations.
The USAO-EDNY also indicated that it intended to pursue alleged civil claims under the False Claims Act. ABSG recently reached an agreement in principle with the USAO-EDNY which the Company understands will resolve the alleged civil claims in their entirety. The agreement in principle is subject to negotiation of final terms, approval by the parties, execution of definitive documents, obtaining the satisfactory resolution of related issues with certain other interested parties, including the resolution of any potential administrative action by the Office of Inspector General of the U.S. Department of Health and Human Services, and approval by the Court. Under the terms of the agreement in principle with the USAO-EDNY, ABSG will pay $625.0 million. When the Company reported its fourth quarter and fiscal 2017 year-end operating results on November 2, 2017, it accrued a $575.0 million reserve based on advanced settlement discussions it had with the USAO-EDNY. In connection with the agreement in principle, the Company has increased its reserve accrual to $625.0 million for the fiscal year ended September 30, 2017. The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 reflects the increase to the reserve accrual.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: November 21, 2017	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Executive Vice President & Chief Financial Officer